EXHIBIT 99.1
NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Announces Record 2006 Full Year Results
Stamford, CT — February 22, 2007 — Odyssey Re Holdings Corp. (NYSE: ORH) reported net income available to common shareholders of $83.8 million, or $1.16 per diluted share, for the quarter ended December 31, 2006 compared to a net loss available to common shareholders of $79.2 million, or $1.17 per diluted share, for the quarter ended December 31, 2005. Operating income after tax (1) was $65.4 million, or $0.91 per diluted share, for the fourth quarter of 2006, compared to an operating loss after tax of $72.6 million, or $1.07 per diluted share, for the fourth quarter of 2005. The Company’s fourth quarter 2005 results include catastrophe losses, net of applicable reinstatement premiums, of $115.4 million after tax, or $1.68 per diluted share principally related to Hurricanes Katrina, Rita and Wilma. Included in the fourth quarter 2006 net income available to common shareholders were after tax net realized capital gains of $18.4 million, or $0.25 per diluted share, compared to net realized capital losses of $6.5 million, or $0.10 per diluted share, for the fourth quarter of 2005.
For the year ended December 31, 2006, the net income available to common shareholders was $499.6 million, or $6.93 per diluted share, as compared to a net loss available to common shareholders of $117.7 million, or $1.81 per diluted share, for the year ended December 31, 2005. Operating income after tax was $268.0 million, or $3.73 per diluted share, for the year ended December 31, 2006, compared to operating loss after tax of $170.9 million, or $2.63 per diluted share, for the year ended December 31, 2005.
Total shareholders’ equity was $2.08 billion at December 31, 2006 compared to $1.64 billion at December 31, 2005. Book value per common share (2) was $27.92 at December 31, 2006, an increase of $5.61 from the book value per common share at December 31, 2005 of $22.31. At December 31, 2006, total investments and cash were $7.07 billion, an increase of $1.10 billion over December 31, 2005.
Highlights for the fourth quarter and full year of 2006 are summarized as follows:
▪	Net income available to common shareholders of $499.6 million ($6.93 per diluted share) for the full year and $83.8 million ($1.16 per diluted share) for the fourth quarter;

▪	Net operating income of $268.0 million for the full year ($3.73 per diluted share) and $65.4 million ($0.91 per diluted share) for the fourth quarter;

▪	Gross premiums written of $2.34 billion for the full year, a decrease of 11.1% from 2005, and $538.9 million for the fourth quarter, a decrease of 12.8% over fourth quarter 2005;

▪	Combined ratio of 94.4% for the full year, and 94.8% for the fourth quarter;

▪	Full year net investment income (excluding realized capital gains of an equity investee) of $319.5 million, an increase of 66.2% over 2005;

▪	Return on common shareholders’ equity of 28.3% and operating return on common shareholders’ equity of 15.2% for the full year; and

▪	Total invested assets of $7.1 billion at December 31, 2006, an increase of 18.4% over December 31, 2005.
Gross premiums written for the quarter ended December 31, 2006 were $538.9 million, a decrease of 12.8% compared to $617.7 million for the quarter ended December 31, 2005. This reflects a decline of 15.1% in the Company’s worldwide reinsurance business compared to the fourth quarter of 2005, and a 7.3% decrease in specialty insurance business. Net premiums written during the fourth quarter of 2006 were $508.7 million, a decrease of 2.7% over fourth quarter 2005 net premiums written of $523.0 million.
Gross premiums written for the year ended December 31, 2006 were $2.34 billion, compared to $2.63 billion for the year ended December 31, 2005, while net premiums written over the same period decreased to $2.16 billion from $2.30 billion. The combined ratio for the year ended December 31, 2006 was 94.4%, as compared to 117.6% for the year ended December 31, 2005.

Andrew A. Barnard, President and Chief Executive Officer, stated, “OdysseyRe attained numerous milestones in 2006. Our full year net income of $500 million is our highest ever, as is our return on common equity of 28.3%. Our combined ratio of 94.4% is our best underwriting performance since we became a public company. Looking forward, our diversified portfolio and global reach, coupled with our proven underwriting and investment expertise, position us well for the challenges of an uncertain market. In recognition of our balance sheet strength, the OdysseyRe Board of Directors has decided to increase our annual dividend to $0.25 per share, double its present level.”
Total investment results, which include net investment income and net realized capital gains (losses), amounted to $112.2 million before tax in the fourth quarter of 2006, compared to $45.9 million in the fourth quarter of 2005. Net investment income, which excludes net realized capital gains (losses), amounted to $84.0 million for the fourth quarter of 2006, compared to $56.0 million for the fourth quarter of 2005. Net pre-tax realized capital gains were $28.3 million for the fourth quarter of 2006, compared to net pre-tax realized capital losses of $10.1 million for the fourth quarter of 2005. For the quarter ended December 31, 2006, net cash flow from operations was a positive $127.9 million, a $152.0 million increase from negative cash flow of $24.1 million for the quarter ended December 31, 2005, following significant catastrophe loss payments in the fourth quarter of 2005.
In the fourth quarter of 2006 and 2005, OdysseyRe paid a cash dividend of $0.03125 per common share.
# # #
(1)	“Operating income (loss)” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income (loss) after tax is equal to net income (loss) available to common shareholders, excluding net realized capital gains (losses) as reported, net realized capital gains (losses) of an equity investee included in net investment income and losses on the early extinguishment of debt. Although realized capital gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income (loss) after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income (loss) available to common shareholders to operating income (loss), after tax and related amounts per diluted share is as follows (in millions, except per share amounts):

	Three months ended, (unaudited)
	December 31, 2006		December 31, 2005
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income (loss) available to common shareholders	$83.8	$1.16	$(79.2)	$(1.17)
Add (less): Net realized capital (gains) losses, after tax	(18.4)	(0.25)	6.5	0.10
Add: Loss on early extinguishment of debt	—	—	0.1	—

Operating income (loss), after tax	$65.4	$0.91	$(72.6)	$(1.07)

	Year ended, (unaudited)
	December 31, 2006		December 31, 2005
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income (loss) available to common shareholders	$499.6	$6.93	$(117.7)	$(1.81)
Less: Net realized capital gains, after tax	(122.9)	(1.70)	(38.9)	(0.60)
Less: Net realized capital gains of an equity investee included in investment income, after tax	(108.9)	(1.50)	(18.1)	(0.28)
Add: Loss on early extinguishment of debt	0.2	—	3.8	0.06

Operating income (loss), after tax	$268.0	$3.73	$(170.9)	$(2.63)

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at each respective year end to derive book value per common share as reflected in the following table (in millions, except share amounts).

	At December 31,
	2006	2005
Total shareholders’ equity	$2,083.6	$1,639.5
Less: equity related to preferred stock	97.5	97.5

Total common shareholders’ equity	$1,986.1	$1,542.0

Common shares outstanding	71,140,948	69,127,532

Book value per common share	$27.92	$22.31

# # #

A conference call to discuss the financial results will be held at 10:00 a.m. Eastern Standard Time on Friday, February 23, 2007.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (800) 500-0177 (domestic) or (719) 457-2679 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Standard Time on Friday, February 23, 2007, until 11:59 p.m. Eastern Standard Time on Sunday, March 4, 2007. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 7635874.
# # #
Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	December 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $3,547,656 and $2,645,682, respectively)	$3,501,580	$2,594,937
Equity securities:
Common stocks, at fair value (cost $548,138 and $586,394, respectively)	607,613	601,721
Common stocks, at equity	245,416	566,996
Short-term investments, at cost which approximates fair value	242,340	199,503
Cash and cash equivalents	2,061,796	1,528,427
Cash collateral for borrowed securities	242,096	240,642
Other invested assets	165,247	238,093

Total investments and cash	7,066,088	5,970,319
Accrued investment income	50,930	46,843
Premiums receivable	475,453	550,496
Reinsurance recoverable on paid losses	59,768	140,881
Reinsurance recoverable on unpaid losses	739,019	1,206,785
Prepaid reinsurance premiums	50,486	84,696
Funds held by reinsureds	154,573	172,896
Deferred acquisition costs	149,886	171,350
Federal and foreign income taxes	116,920	234,871
Other assets	90,589	67,475

Total assets	$8,953,712	$8,646,612

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,142,159	$5,117,708
Unearned premiums	741,328	834,485
Reinsurance balances payable	102,711	160,185
Funds held under reinsurance contracts	96,854	167,020
Debt obligations	512,504	469,155
Obligation to return borrowed securities	119,798	82,543
Other liabilities	154,779	176,061

Total liabilities	6,870,133	7,007,157

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 series A shares and 2,000,000 series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 71,218,616 and 69,242,857 shares issued, respectively	712	692
Additional paid-in capital	1,029,349	984,571
Treasury shares, at cost (77,668 and 115,325 shares, respectively)	(2,528)	(2,916)
Unearned stock compensation	—	(1,770)
Accumulated other comprehensive income, net of deferred income taxes	25,329	119,039
Retained earnings	1,030,677	539,799

Total shareholders’ equity	2,083,579	1,639,455

Total liabilities and shareholders’ equity	$8,953,712	$8,646,612

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Year Ended December 31,		Three Months Ended December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)	(unaudited)
REVENUES
Gross premiums written	$2,335,742	$2,626,920	$538,900	$617,652
Ceded premiums written	174,807	325,251	30,249	94,626

Net premiums written	2,160,935	2,301,669	508,651	523,026
(Increase) decrease in unearned premiums	64,891	(24,849)	33,744	30,979

Net premiums earned	$2,225,826	$2,276,820	$542,395	$554,005
Net investment income	487,119	220,092	83,972	56,017
Net realized investment gains	189,129	59,866	28,256	(10,117)

Total revenues	2,902,074	2,556,778	654,623	599,905

EXPENSES
Losses and loss adjustment expenses	1,484,197	2,061,611	361,907	543,055
Acquisition costs	464,148	470,152	109,621	123,251
Other underwriting expenses	153,476	146,030	42,667	37,092
Other expense, net	21,120	27,014	4,709	11,050
Interest expense	37,515	29,991	9,417	7,999
Loss on early extinguishment of debt	2,403	3,822	—	84

Total expenses	2,162,859	2,738,620	528,321	722,531

Income (loss) before income taxes	739,215	(181,842)	126,302	(122,626)

Federal and foreign income tax provision (benefit):
Current	144,967	(13,319)	(33,824)	(58,317)
Deferred	86,342	(52,801)	74,259	12,972

Total federal and foreign income tax provision (benefit)	231,309	(66,120)	40,435	(45,345)

Net income (loss)	507,906	(115,722)	85,867	(77,281)

Preferred dividends	(8,257)	(1,944)	(2,094)	(1,944)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$499,649	$(117,666)	$83,773	$(79,225)

BASIC
Weighted average common shares outstanding	68,975,743	65,058,327	70,421,869	67,944,715

Basic earnings (loss) per common share	$7.24	$(1.81)	$1.19	$(1.17)

DILUTED
Weighted average common shares outstanding	72,299,050	65,058,327	72,176,628	67,944,715

Diluted earnings (loss) per common share	$6.93	$(1.81)	$1.16	$(1.17)

DIVIDENDS
Dividends declared per common share	$0.125	$0.125	$0.031	$0.031

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$507,906	$(115,722)	$85,867	$(77,281)
Other comprehensive income (loss), net of tax	(93,710)	(3,179)	(17,788)	(9,867)

Comprehensive income (loss)	$414,196	$(118,901)	$68,079	$(87,148)

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Year Ended			Three Months Ended
	December 31,		%	December 31,		%
	2006	2005	Change	2006	2005	Change
GROSS PREMIUMS WRITTEN
Americas	$924,213	$1,130,512	(18.2)%	$207,576	$268,795	(22.8)%
EuroAsia	561,232	543,761	3.2	130,960	125,322	4.5
London Market	340,653	431,665	(21.1)	68,327	94,260	(27.5)
U.S. Insurance	509,644	520,982	(2.2)	132,037	129,275	2.1

Total	$2,335,742	$2,626,920	(11.1)%	$538,900	$617,652	(12.8)%

NET PREMIUMS WRITTEN
Americas	$897,819	$1,043,797	(14.0)%	$206,102	$230,305	(10.5)%
EuroAsia	542,454	512,704	5.8	127,453	115,942	9.9
London Market	312,524	375,249	(16.7)	66,505	81,184	(18.1)
U.S. Insurance	408,138	369,919	10.3	108,591	95,595	13.6

Total	$2,160,935	$2,301,669	(6.1)%	$508,651	$523,026	(2.7)%

NET PREMIUMS EARNED
Americas	$975,039	$1,051,162	(7.2)%	$237,280	$251,932	(5.8)%
EuroAsia	531,378	516,175	2.9	124,645	121,111	2.9
London Market	333,508	386,076	(13.6)	81,613	90,777	(10.1)
U.S. Insurance	385,901	323,407	19.3	98,857	90,185	9.6

Total	$2,225,826	$2,276,820	(2.2)%	$542,395	$554,005	(2.1)%

	Year Ended		Percentage	Three Months Ended		Percentage
	December 31,		Point	December 31,		Point
	2006	2005	Change	2006	2005	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	78.5%	112.8%	(34.3)	86.5%	145.4%	(58.9)
EuroAsia	60.3	63.2	(2.9)	58.9	53.4	5.5
London Market	54.7	90.3	(35.6)	39.2	67.8	(28.6)
U.S. Insurance	55.8	62.0	(6.2)	51.8	56.1	(4.3)

Total	66.7%	90.5%	(23.8)	66.7%	98.0%	(31.3)

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	30.8%	30.7%	0.1	30.1%	32.5%	(2.4)
EuroAsia	25.3	26.5	(1.2)	26.0	26.7	(0.7)
London Market	25.8	22.5	3.3	26.3	26.6	(0.3)
U.S. Insurance	25.3	21.7	3.6	27.3	24.5	2.8

Total	27.7%	27.1%	0.6	28.1%	29.0%	(0.9)

COMBINED RATIO
Americas	109.3%	143.5%	(34.2)	116.6%	177.9%	(61.3)
EuroAsia	85.6	89.7	(4.1)	84.9	80.1	4.8
London Market	80.5	112.8	(32.3)	65.5	94.4	(28.9)
U.S. Insurance	81.1	83.7	(2.6)	79.1	80.6	(1.5)

Total	94.4%	117.6%	(23.2)	94.8%	127.0%	(32.2)